EXHIBIT 10.1

Execution Copy

               FIRST AMENDMENT, dated as of December 6, 2004 (this “First Amendment”), to the CREDIT AGREEMENT, dated as of March 31, 2004 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among HOME INTERIORS & GIFTS, INC., a Texas corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the “Syndication Agent”) and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

               WHEREAS, the Borrower, the Lenders, the Syndication Agent and the Administrative Agent are parties to the Credit Agreement; and

               WHEREAS, the Borrower has requested, and, upon this First Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement shall be amended in the manner provided for in this First Amendment;

               NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

               1. Definitions. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement shall be used as so defined.

               2. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

               (a) by adding thereto the following definitions in their appropriate alphabetical order:

                    “First Amendment”: the First Amendment to this Agreement, dated as of December 6, 2004.

                    “First Amendment Effective Date”: the date on which the conditions to effectiveness set forth in Section 5 of the First Amendment shall have been satisfied, which date is December 6, 2004.

               (b) by deleting the definition of “Applicable Margin” in its entirety and substituting in lieu thereof the following definition:

                    “Applicable Margin”: (a) for each Type of Loan (other than Incremental Term Loans), the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurodollar Loans
Revolving Loans and Swingline Loans Initial Term Loans	2.25% 3.25%	3.25% 4.25%

and (b) for Incremental Term Loans, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Term Facility Activation Notice; provided, that (i) on and after the First Amendment Effective Date, the Applicable Margin with respect to Revolving Loans and Swingline Loans will be determined pursuant to the Pricing Grid, (ii) on and after the First Amendment Effective Date, the Applicable Margin with respect to the Initial Term Loans will be determined pursuant to the Pricing Grid and (iii) if the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Incremental Term Loans) relating to the Incremental Term Loans exceeds the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Initial Term Loans) relating to the Initial Term Loans by more than 0.50% per annum, the Applicable Rate relating to the Initial Term Loans shall be adjusted to be equal to the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Incremental Term Loans) relating to the Incremental Term Loans minus 0.50% per annum.

               (c) by deleting the definition of “Consolidated Interest Expense” in its entirety and substituting in lieu thereof the following definition:

                    “Consolidated Interest Expense”: for any period, the total interest expense, net of interest income (including that attributable to Capital Lease Obligations), all as determined in accordance with GAAP, of the Group Members for such period with respect to all outstanding Indebtedness of the Group Members (including all commissions, discounts and other fees and charges owed with respect to letters of credit).

               (d) by amending the definition of “Consolidated EBITDA” (i) by deleting the word “and” at the end of clause (b)(xiii), (ii) by deleting the word “minus” at the end of clause (b)(xiv) and substituting “and” in lieu thereof, and (iii) by adding the following clause (b)(xv) at the end thereof:

                    “(xv) realized gains and losses in respect of Swap Agreements, all as determined in accordance with GAAP, minus”

               (e) by deleting the definition of “Pricing Grid” in its entirety and substituting in lieu thereof the following definition:

                    “Pricing Grid”: (a) with respect to Revolving Loans and Swingline Loans, the table set forth below:

	Applicable Margin
Consolidated Leverage	for Eurodollar	Applicable Margin
Ratio	Loans	for ABR Loans	Commitment Fee Rate
Greater than or equal to 5.00 to 1	4.00%	3.00%	0.5%

Greater than or equal to 4.00 to 1.00 but less than 5.00 to 1	3.25%	2.25%	0.5%

Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	3.00%	2.00%	0.5%

Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	2.75%	1.75%	0.5%

Less than 3.00 to 1.00	2.50%	1.50%	0.5%

and (b) with respect to Initial Term Loans, the table set forth below:

Consolidated Leverage	Applicable Margin for	Applicable Margin for
Ratio	Eurodollar Loans	ABR Loans
Greater than or equal to 5.00 to 1.00	5.00%	4.00%

Less than 5.00 to 1.00	4.25%	3.25%

                    For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 (a) and (b) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1 (a) and (b), then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

               3. Amendment to Section 2.10 of the Credit Agreement. Section 2.10 of the Credit Agreement is hereby amended by deleting the words “Closing Date” where they appear therein and substituting in lieu thereof the words “First Amendment Effective Date”.

               4. Amendment to Section 2.11 of the Credit Agreement. Section 2.11(b) of the Credit Agreement is hereby amended by deleting the amount “$10,000,000” where it appears therein and substituting in lieu thereof “$5,000,000”.

               5. Amendment to Section 6.1 of the Credit Agreement. Section 6.1 of the Credit Agreement is hereby amended by (1) deleting the word “and” at the end of Section 6.1(b), (2) renaming Section 6.1(c) as Section 6.1(d), and (3) inserting the following new Section 6.1(c):

                    ”(c) as soon as available and in any event within 30 days after the close of each of the monthly accounting periods (other than a monthly accounting period ending on the same date as a fiscal quarter) in each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such monthly period and the related unaudited consolidated statements of operations and of cash flows for such monthly period and the portion of the fiscal year through the end of such monthly period, setting forth in each case in comparative form the figures for the related periods in the prior fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and”

               6. Amendment to Section 7.1 of the Credit Agreement. Section 7.1 of the Credit Agreement is hereby amended as follows:

               (a) by deleting the portion of the schedule appearing in Section 7.1(a) relating to fiscal quarters ending on December 31, 2004, March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005 and substituting in lieu thereof the following schedule:

Consolidated
Fiscal Quarter	Leverage Ratio
December 31, 2004	6.75 to 1.00
March 31, 2005	7.00 to 1.00
June 30, 2005	7.00 to 1.00
September 30, 2005	6.75 to 1.00
December 31, 2005	6.00 to 1.00

               (b) by deleting the schedule appearing in Section 7.1(b) and substituting in lieu thereof the following schedule:

Consolidated Interest
Fiscal Quarter	Coverage Ratio
December 31, 2004	1.75 to 1.00
March 31, 2005	1.50 to 1.00
June 30, 2005	1.50 to 1.00
September 30, 2005	1.75 to 1.00
December 31, 2005	2.00 to 1.00
March 31, 2006	2.75 to 1.00
June 30, 2006	2.75 to 1.00
September 30, 2006	2.75 to 1.00

December 31, 2006	2.75 to 1.00
March 31, 2007	2.75 to 1.00
June 30, 2007	2.75 to 1.00
September 30, 2007	2.75 to 1.00
December 31, 2007	3.25 to 1.00
March 31, 2008	3.25 to 1.00
June 30, 2008	3.25 to 1.00
September 30, 2008	3.25 to 1.00
Every quarter thereafter	3.50 to 1.00

               7. Amendment to Section 7.6 of the Credit Agreement. Section 7.6(e) of the Credit Agreement is hereby amended by deleting the amount “$10,000,000” where it appears therein and substituting in lieu thereof “$1,000,000”.

               8. Amendment to Section 7.7 of the Credit Agreement. Section 7.7 of the Credit Agreement is hereby amended by deleting the words “$25,000,000 in any fiscal year” and substituting in lieu thereof the following:

                    “$25,000,000 during the fiscal years ending December 31, 2004 and December 31, 2005 and $20,000,000 during any fiscal year thereafter.”

               9. Amendment to Section 7.8 of the Credit Agreement. Section 7.8 of the Credit Agreement is hereby amended as follows:

               (a) by deleting the amount “$50,000,000” where it appears in Section 7.8(f) and substituting in lieu thereof “$10,000,000”.

               (b) by deleting the amount “$15,000,000” where it appears in Section 7.8(i) and substituting in lieu thereof “$5,000,000”.

               10. Amendment to Section 7.9 of the Credit Agreement. Section 7.9 of the Credit Agreement is hereby amended by deleting the words “, Incremental Term Loans or an Initial Public Offering (so long as the Consolidated Senior Leverage Ratio, determined after giving pro forma effect to such Initial Public Offering and the use of the proceeds thereof, shall be 2.75 to 1.00 or lower)” in the proviso to clause (a).

               11. Amendment to Section 7.11 of the Credit Agreement. Section 7.11 of the Credit Agreement is hereby amended by deleting the exception therein in its entirety and substituting in lieu thereof the following:

                    “except for any such sale-leaseback promptly following which an amount equal to 100% of the Net Cash Proceeds of such sale-leaseback is used to make a prepayment of the Loans in accordance with Section 2.11(b);”

               12. Amendment to Section 7.17 of the Credit Agreement. Section 7.17 of the Credit Agreement is hereby amended by deleting the amount “$15,000,000” where it appears therein and substituting in lieu thereof “$5,000,000”.

               13. Representations and Warranties. The Borrower represents and warrants to each Lender that (a) the Credit Agreement as amended by this First Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, (b) the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date hereof after giving effect to this First Amendment (except to the extent that such representations and warranties are expressly made only as of an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (c) after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing on the date hereof.

               14. Conditions to Effectiveness. This First Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of (i) counterparts of this First Amendment duly executed and delivered by a duly authorized officer of each of the Borrower and the Required Lenders, and (ii) for the account of each Lender that executes and delivers this First Amendment on or before December 6, 2004, an amendment fee equal to 0.25% of the outstanding principal amount of such Lender’s Term Loans and Revolving Commitments.

               15. Consent. The parties hereto hereby agree that Sections 2(b) and 2(e) of this First Amendment shall be applicable to any interest accruing on an ABR Loan or Eurodollar Loan, as applicable, from and after the effective date of this First Amendment.

               16. Continuing Effect; No Other Amendments or Waiver. Except as expressly amended or waived hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.

               17. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               18. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this First Amendment.

               19. Costs and Expenses. The Borrower shall pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the development, preparation and execution of this First Amendment, including the reasonable fees and disbursements of counsel for the Administrative Agent with respect thereto.

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               IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HOME INTERIORS & GIFTS, INC.

By:	/s/ KENNETH J. CICHOCKI

Name: Kenneth J. Cichocki
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and as a Lender

By:	/s/ WILLIAM J. CAGGIANO

Name: William J. Caggiano
Title: Managing Director

BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent and as a Lender

By:	/s/ VICTOR BULZACCHELLI

Name: Victor Bulzacchelli
Title: Vice President

FIRST AMENDMENT, dated as of December 6 2004 to the CREDIT AGREEMENT, dated as of March 31, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HOME INTERIORS & GIFTS, INC., a Texas corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the “Syndication Agent”) and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

[NAME OF LENDER]
By:

Name:
Title